UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2021, Mr. Randy Luth informed the Board of Directors (the “Board”) of Ammo, Inc. (the “Company) that he was resigning as a member of the Board, effective immediately. Mr. Luth’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective January 19, 2021, the Board appointed Richard Childress as a member of the Board. The Board determined that Mr. Childress qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and applicable NASDAQ listing standards. Mr. Childress was appointed to serve as a member of the Board’s Audit Committee.

There is no arrangement or understanding between Mr. Childress and any other persons pursuant to which Mr. Childress was selected as a director, and there are no related party transactions involving Mr. Childress that are reportable under Item 404(a) of Regulation S-K. Mr. Childress will receive ten thousand (10,000) shares of the Company’s common stock each quarter, pursuant to the Company’s Ammo, Inc. 2017 Equity Incentive Plan, as compensation for his service on the Board.

Below is a description of Mr. Childress professional work experience.

Richard Childress, Age 75, Director

Mr. Childress has owned Richard Childress Racing since 1969 and Childress Vineyards since 2004. In addition to starting Richard Childress Racing, Mr. Childress was a NASCAR driver from 1969 to 1981. Mr. Childress served as the First Vice President of the board of directors of the National Rifle Association (the “NRA”) from 2017 to 2019. Mr. Childress was inducted into the NASCAR Hall of Fame in 2017. The Board believes Mr. Childress’ business success over many decades, his service on the board of the NRA, and his support of local, regional, and national hunting, shooting, and conservation organizations qualify him serve on the Board.

Item 8.01 Other Events.

On January 20, 2021, the Company issued a press release announcing Mr. Childress’ appointment to the Board and Mr. Luth’s resignation. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 20, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: January 25, 2021	By:	/s/ Robert D. Wiley
Robert D. Wiley
Chief Financial Officer